Exhibit 1.1

4,000,000 Shares of Common Stock

DIAMEDICA THERAPEUTICS INC.

UNDERWRITING AGREEMENT

August 6, 2020

Guggenheim Securities, LLC

As Representative of the

several Underwriters named in

Schedule I attached hereto

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

DiaMedica Therapeutics Inc., a corporation organized and existing under the laws of British Columbia, Canada (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 4,000,000 shares (the “Firm Shares”) of its voting common shares, without par value (the “Common Stock”). The Company also proposes to issue and sell to the several Underwriters up to an additional 600,000 shares (the “Additional Shares”) of Common Stock at the option of the Underwriters as provided in Section 2(c) below. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the “Shares.” Guggenheim Securities, LLC (“Guggenheim Securities”) is acting as representative (the “Representative”) of the several Underwriters in connection with the offering and sale of the Shares contemplated herein (the “Offering”).

As used in this underwriting agreement (the “Agreement”), the following defined terms shall apply:

The “Registration Statement” means the registration statement on Form S-3 (File No. 333-235775), including the exhibits, schedules and financial statements and any prospectus supplement relating to the Offering that is filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date (as defined below), and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 2(b) hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

The “Effective Date” means, with respect to the Registration Statement, each date and time that such Registration Statement, and any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective.

The “Base Prospectus” means the base prospectus contained in the Registration Statement at the date and time that this Agreement is executed and delivered by the parties hereto.

The “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus which is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus.

The “Prospectus” means the final prospectus supplement relating to the Offering that is first filed pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus.

The “Pricing Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time (as defined below), (iii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule II hereto, (iv) the information included on Schedule III hereto, and (v) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package.

As used herein, “Applicable Time” is 8:30 a.m. (New York City time) on August 6, 2020.

As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information that are “contained in,” “included in,” “filed with,” “stated in” or “part of” the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus, the Base Prospectus, the Pricing Disclosure Package or the Prospectus, as the case may be.

All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

1.     Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, the Applicable Time, the Closing Date (as hereinafter defined) and any Additional Closing Date (as hereinafter defined) that:

(a)     The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of either Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. At the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)     Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, as of the applicable Effective Date, complied and, until such time as the Underwriters are no longer required to deliver a Prospectus in order to confirm sales of the Shares, will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)     The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or any amendment thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in Section 22 hereof. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus has been made or reaffirmed with a reasonable basis and has been disclosed in good faith.

(d)     The Pricing Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus will not, as of its date, as of the Closing Date or as of any Additional Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations and does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. No representation and warranty is made in this Section 1(d) with respect to any information contained in or omitted from the Pricing Disclosure Package or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in Section 22 hereof.

(e)     At the earliest time (i) after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Shares and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules, including (but not limited to) the Company or any of its subsidiaries listed in Exhibit A hereto (the “Subsidiaries”) in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules.

(f)     Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus set forth on Schedule II hereto, or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares, except for any Issuer Free Writing Prospectus set forth in Schedule II hereto and any electronic Road Show previously approved by the Representative. The Company has retained in accordance with the Securities Act and the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Rules and Regulations.

(g)     From the time of initial submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(h)     The Company (i) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below). “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(i)     Subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its Subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Change”) or any development which would reasonably be expected to result in any Material Adverse Change.

(j)     All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all applicable laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriters), and the holders thereof are not subject to personal liability by reason of being such holders; the Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock and the Shares to be purchased pursuant to this Agreement, conforms to the description thereof in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s articles, notice of articles or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (B) none of the filing of the Registration Statement, the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”) and (C) any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below). All of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus. The Common Stock, including the Shares to be purchased pursuant to this Agreement, conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.

(k)     Except as described in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any Subsidiary of the Company any shares of the capital stock of the Company or any Subsidiary of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options or other rights granted thereunder (collectively, the “Awards”), set forth in the Pricing Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements and Awards. Each grant of an Award (A) was duly authorized no later than the date on which the grant of such Award was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed by the Company and delivered to each party thereto and (B) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(l)     Each of the Company and its Subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Effect”).

(m)     Neither the Company nor any of its Subsidiaries is in violation of its respective articles, notice of articles or charter, bylaws or other constitutive or organizational documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its Subsidiaries is subject. The articles, notice of articles and other constitutive or organizational documents of the Company comply with the requirements of applicable Canadian law, including the British Columbia Business Corporations Act, and are in full force and effect.

(n)     The Company and each of its Subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (collectively, “Consents”) of any Governmental Authority (as defined below) or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(o)     This Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (B) result in any violation of the provisions of the Company’s articles or notice of articles or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (A) as would not result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Securities Act, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Nasdaq Stock Market Rules or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Shares as contemplated by this Agreement.

(p)     Except as set forth in the Pricing Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its Subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any Subsidiary, any employee benefit plan sponsored by the Company or any Subsidiary or any property or assets owned or leased by the Company or any Subsidiary before or by any court or Governmental Authority, or any arbitrator, which, individually or in the aggregate, might result in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Shares. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its Subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any Subsidiary, any employee plan sponsored by the Company or any Subsidiary or any property or assets owned or leased by the Company or any Subsidiary, that are required to be described in the Registration Statement, Pricing Disclosure Package and Prospectus by the Securities Act or by the Rules and Regulations and that have not been so described.

(q)     There are no statutes, regulations, material contracts or documents that are required to be described in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus or required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(r)     The financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Pricing Disclosure Package and Prospectus comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and fairly present the financial condition of the Company and its consolidated Subsidiaries as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity for the periods therein specified. The financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Pricing Disclosure Package and Prospectus are in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved (except as described therein and subject, in the case of the unaudited financial statements, to standard year-end adjustments). The supporting schedules of the Company included in the Registration Statement present fairly the information required to be stated therein. All non-GAAP financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act. There are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus. To the Company’s knowledge, Baker Tilly Virchow Krause, LLP, which has expressed its opinion with respect to the audited financial statements of the Company filed as a part of the Registration Statement and included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(s)     There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(t)     The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and none of the Company, its board of directors and its audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, other than as disclosed in the Company’s financial statements filed with the Commission and incorporated by reference into the Registration Statement, or any fraud, whether or not material, that involves management or other employees of the Company or its Subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; provided, however, that none of the foregoing shall constitute a representation as to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder. The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (the “Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(u)     The Company has established and maintains disclosure controls and procedures (as defined in Rules 15(e) and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer and such controls and procedures are effective to perform the functions for which they were established. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus.

(v)     The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on the Nasdaq Capital Market and the Company has not taken any action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Capital Market, and the Company has not received any notification that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Nasdaq Capital Market for maintenance of inclusion of the Common Stock thereon. The Company has filed a notification with respect to the inclusion of the Shares on the Nasdaq Capital Market.

(w)     To the Company’s knowledge, no transaction has occurred between or among the Company, on the one hand, and any of the Company’s officers, directors or five percent or greater stockholders or any affiliate or affiliates of any such officer, director or five percent or greater stockholders that is required to be described that is not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(x)     Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(y)     Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act and the Rules and Regulations) with the offer and sale of the Shares pursuant to the Registration Statement.

(z)     All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the Company’s knowledge, its officers, directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete and correct in all material respects and compliant with Financial Industry Regulatory Authority, Inc.’s (“FINRA”) rules and, to the Company’s knowledge, any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects.

(aa)     The statements set forth in the Pricing Disclosure Package and Prospectus under the caption “Description of Capital Stock”, insofar as it purports to constitute a summary of the terms of the Common Stock, and under the captions “Risk Factors” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects; provided, however, that the Company gives no such representation or warranty with respect to any of the information provided by the Underwriters as referred to in Section 22.

(bb)     The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering as described in the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(cc)     Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(dd)     The Company and its Subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all property (whether real or personal) described in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus as being owned, leased or used by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus. The property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its Subsidiaries.

(ee)     Intellectual Property.

(A)

To the Company’s knowledge, the Company and each of its Subsidiaries owns or has the right to use pursuant to a valid and enforceable written license or other legally enforceable right, or can acquire on commercially reasonable terms, all Intellectual Property (as defined below) necessary for the conduct of the Company’s and its Subsidiaries’ businesses as now conducted or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted, except as such failure to own, right to use or acquire such rights would not result in a Material Adverse Effect (the “Company IP”). “Intellectual Property” means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(B)

To the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any Company IP, except for as such infringement, misappropriation or violation that would not result in a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or its Subsidiaries’ rights in or to any Company IP, and the Company is unaware of any facts which would form a reasonable basis for any such claim. The Intellectual Property owned by the Company and its Subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company IP, and the Company is unaware of any facts which would form a reasonable basis for any such claim. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or its Subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its Subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(C)

To the Company’s knowledge, no employee of the Company or any of its Subsidiaries is in or has ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries.

(D)	The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material Intellectual Property.

(E)

To the Company’s knowledge, all patent applications owned by the Company or its Subsidiaries and filed with the U.S. Patent and Trademark Office (the “PTO”) or any foreign or international patent authority that have resulted in patents or currently pending applications that describe inventions necessary to conduct the business of the Company or its Subsidiaries as now conducted or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted (collectively, the “Company Patent Applications”) have been or, to the knowledge of the Company, were duly and properly filed.

(F)

To the Company’s knowledge, the Company and its Subsidiaries have complied with their duty of candor and disclosure to the PTO for the Company Patent Applications. To the Company’s knowledge, there are no facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any facts which would preclude it or its applicable Subsidiary from having clear title to the Company Patent Applications that have been identified by the Company as being exclusively owned by the Company or one of its Subsidiaries.

(ff)     To the Company’s knowledge, it and each of its Subsidiaries information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate in all material respects for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintains commercially reasonable controls, policies, procedures and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its businesses, and to the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor are there any material incidents under internal review or investigations relating to the same. The Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not reasonably be expected to have a Material Adverse Effect.

(gg)     The Company and each of its Subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and the value of its properties and the properties of its Subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its Subsidiaries or its business, assets, employees, officers and directors are, to the Company’s knowledge, in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(hh)     To the Company’s knowledge, the Company and its Subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its Subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii)     No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(jj)     (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA (as defined below) or Section 4975 of the Code (as defined below) and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan (as defined below). At no time has the Company or any ERISA Affiliate (as defined below) maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and, if required, has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) with respect to each Foreign Benefit Plan (as defined below), such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or Subsidiary; (C) neither the Company nor any of its Subsidiaries has any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to employees of the Company or any of its Subsidiaries. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its Subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective Subsidiaries or (y) the Company or any of its Subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the Company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

(kk)     There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company or the Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or the Subsidiaries, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission, contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company or any Subsidiary has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, except in each case which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No property of the Company or any Subsidiary is subject to any Lien under any Environmental Law. Neither the Company nor any Subsidiary is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law.

(ll)     The Company and each of its Subsidiaries (A) is in compliance with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of any such permits, licenses or approvals. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that would reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(mm)     Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company (A) has not received any unresolved FDA Form 483, notice of observations, warning letter, untitled letter or other written correspondence from the U.S. Food and Drug Administration (“FDA”), or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority, alleging or asserting noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.); (B) possesses all material licenses, certificates, registrations, approvals, clearances, authorizations, permits and supplements or amendments thereto, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities (including, without limitation, state or other food and drug regulatory authorities) that are necessary for the ownership or lease of its properties or the conduct of its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (“Authorizations”), and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (C) has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity is in material violation of any FDA regulation or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (D) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to suspend, revoke or restrict any Authorizations and has no knowledge that any such Governmental Authority is considering such action; (E) to the Company’s knowledge, has filed, obtained, maintained or submitted all material reports, schedules, statements, filings, registrations, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any FDA regulation or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); (F) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, or market withdrawal or other notice or action relating to any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action; (G) is not party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or have any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority; and (H) has not been convicted of any criminal offense relating to the delivery of any item or service reimbursable under a federal or state food and drug program.

(nn)     The Company’s and the Subsidiaries’ business practices have been structured in a manner reasonably designed to comply with the state, federal and foreign Health Care Laws applicable to the Company’s and the Subsidiaries’ respective businesses, and the Company and the Subsidiaries are in compliance with such applicable Health Care Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have not engaged in activities which to their knowledge are cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program. For purposes of this Agreement, “Health Care Laws” means the: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. civil False Claims Act (31 U.S.C. Section 3729 et seq.), the federal criminal false claims law (42 U.S.C. § 1320a-7b(a)), the federal civil monetary penalties law (42 U.S.C. § 1320a-7a), the Stark Law (42 U.S.C. §1395nn), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. §1320a-7), the statutes and regulations of applicable government healthcare programs, including the European Union General Data Protection Regulation (EU 2016 679), Medicare, Title XVIII of the Social Security Act, and Medicaid, Title XIX of the Social Security Act, and the regulations promulgated pursuant to such statutes; and (iii) the Standards for Privacy of Individually Identifiable Health Information (the “Privacy Rule”), the Security Standards, and the Standards for Electronic Transactions and Code Sets promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers. Neither the Company nor any Subsidiary has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other material action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product, operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and the Subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any Subsidiary is a party to any corporate integrity agreements, monitoring agreements, consent decrees, plans of correction, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any Subsidiary nor any of their respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(oo)     To the Company’s knowledge, the clinical trials conducted by or on behalf of or sponsored by the Company or its Subsidiaries or in which the Company or its Subsidiaries or their product candidates have participated have been and, if still pending, are being conducted (i) in material compliance with all statutes, rules, regulations and guidance applicable thereto and (ii) in all material respects in accordance with medical and scientific research procedures that the Company reasonably believes are appropriate.  Neither the Company nor its Subsidiaries has received any notices or other correspondence from the FDA or any other Governmental Authority requiring the termination, suspension or material modification of any clinical trials. The Company has no knowledge of any other clinical trials or preclinical studies, the results of which reasonably call into question the clinical trial or preclinical study results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus when viewed in the context in which such results are described.

(pp)     Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary, has authorized the giving of, offer or promise to give or (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic governmental official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee; (iii) violated or is in violation of any provision of the FCPA, UK Bribery Act, any applicable non-U.S. anti-bribery statute or regulation or any locally applicable corruption laws; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) received notice of any investigation, proceeding or inquiry by any governmental agency, authority or body regarding any of the matters in clauses (i)-(iv) above; and the Company and the Subsidiaries and, to the Company’s knowledge, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq)     The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), and those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(rr)     None of the Company nor any Subsidiary nor, to the knowledge of the Company, any officer, director, agent, employee, affiliate or any person acting on behalf of the Company or any Subsidiary is or, in the past five years, has been (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any person, entity or organization made subject or target of any sanctions administered or enforced by the United States Government (including the US Department of Treasury, Office of Foreign Assets Control and the US Department of State), including, without limitation, the list of Specially Designated Nationals of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury-UK, or other relevant sanctions authority (collectively, “Sanctions”) and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC; (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (C) is a person, entity or organization currently the subject of any Sanctions; or (D) located, organized or resident in any Sanctioned Country.

(ss)     Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(tt)     Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has granted any material rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any material agreement that affects the exclusive right of the Company or such Subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(uu)     There are no debt securities or preferred stock of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(vv)         No stamp or other issuance or transfer taxes or duties, levies, deductions or charges are payable by, or required to be withheld on behalf of, the Underwriters to the Canada Revenue Agency or any political subdivision or taxing authority thereof in connection with (1) the execution, delivery or performance of this Agreement or (2) the issuance, sale or delivery of the Securities to the Underwriters.

(ww)     Neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Canada. The irrevocable and unconditional waiver and agreement of the Company contained in Section 19 of this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Canada.

(xx)     The choice of the law of the State of New York as the governing law of this Agreement is, to the Company’s knowledge, a valid choice of law under the laws of Canada. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the jurisdiction of each New York State and United States federal court sitting in The City of New York and has validly and irrevocably waived any claim that any Proceeding (as defined in Section 18 of this Agreement) is brought in an inconvenient forum.

(yy)     The submission by the Company in Section 18 of this Agreement to the exclusive jurisdiction of the federal or state courts of the United States of America located in the City and County of New York, constitutes a valid and legally binding obligation of the Company and service of process made in the manner set forth in this Agreement will, to the Company’s knowledge, be effective to confer valid personal jurisdiction over the Company for purposes of proceedings in such courts under the laws of Canada.

(zz)     Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would, to the Company’s knowledge, be recognized and enforced by Canadian courts, without re–examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of Canada, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Canadian court at the time the lawsuit is instituted in the foreign court.

(aaa)     The Company is in full compliance with all applicable Canadian securities rules and regulations, including for any applicable regulatory authority or stock exchange in Canada, except to the extent failure to comply could not result in a material adverse effect on the consummation of the transactions contemplated hereunder or on the ability of the Company to perform its obligations under or in respect of this Agreement.

(bbb)     Based on current law and on the Company’s current operations and future projections, the Company does not believe it will be treated as a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Code, for the current taxable year. Although the Company intends to conduct its affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, the Company can make no assurances that the nature of its operations will not change in the future or whether it will be treated as a PFIC in the current or any future taxable year.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2.     Purchase, Sale and Delivery of the Shares.

(a)     On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $4.70, the number of Firm Shares set forth opposite their respective names on Schedule I hereto together with any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(b)     The closing of the issuance of the Firm Shares shall be held at the office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Underwriters’ Counsel”), or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m., New York City time, on August 10, 2020, or such other time and date as the Representative and the Company may agree upon in writing (such time and date of payment and delivery being herein called the “Closing Date”). Payment of the purchase price for the Firm Shares shall be made by wire transfer in same day funds to the accounts specified by the Company upon delivery of the Firm Shares to the Representative through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters. The Firm Shares shall be registered in such name or names and shall be in such denominations as the Representative may request in writing not later than the business day immediately prior to the Closing Date.

(c)     In addition, the Company hereby grants to the Underwriters the option to purchase up to 600,000 Additional Shares at the same purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in Section 2(a) above. This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Representative, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as an “Additional Closing Date”); provided, however, that no Additional Closing Date shall occur earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, upon any exercise of the option as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, agrees to purchase from the Company the number of Additional Shares that bears the same proportion of the total number of Additional Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to the total number of Firm Shares that the Underwriters have agreed to purchase hereunder, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make. In the event that the Underwriters exercise less than their full option to purchase Additional Shares, the number of Additional Shares to be sold by the Company shall be, as nearly as practicable, in the same proportion as the maximum number of Additional Shares to be sold by the Company and the number of Additional Shares to be sold.

(d)     The closing of the issuance of the Additional Shares shall be held at the office of Underwriters’ Counsel, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m., New York City time, on any Additional Closing Date, or such other time as shall be agreed upon by the Representative and the Company. Payment of the purchase price for the Additional Shares shall be made by wire transfer in same day funds to the account specified by the Company upon delivery of the Additional Shares to the Representative through the facilities of DTC for the respective accounts of the several Underwriters. The Additional Shares shall be registered in such name or names and shall be in such denominations as the Representative may request in writing not later than the business day immediately prior to the Closing Date.

3.     Offering. Upon authorization of the release of the Firm Shares by the Representative, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4.     Covenants of the Company. In addition to the other covenants and agreements of the Company contained herein, the Company further covenants and agrees with each of the Underwriters that:

(a)     The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to, and within the time period specified in, Rule 424(b) and Rule 430B under the Securities Act; prior to the last date on which an Additional Closing Date, if any, may occur, the Company shall file no further amendment to the Registration Statement or amendment or supplement to the Prospectus to which the Representative objects in writing after being furnished in advance a copy thereof and given a reasonable opportunity to review and comment thereon; the Company shall notify the Representative promptly (and, if requested by the Representative, confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus, including any document incorporated by reference therein or for any additional information, (iii) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, any Preliminary Prospectus or the Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or suspending the use of any Preliminary Prospectus or the Prospectus or, in each case, of the initiation or threatening of any proceedings therefore, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.

(b)     If at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Pricing Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of delivery of such Pricing Disclosure Package or Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Pricing Disclosure Package, the Prospectus or the Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment, supplement or document (in form and substance satisfactory to the Representative) that will correct such statement or omission or effect such compliance, and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(c)     The Company will not, without the prior consent of the Representative, (i) make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Schedule II hereto and any electronic Road Show previously approved by the Representative, or (ii) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares.

(d)     The Company will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus.

(e)     At the request of the Representative, the Company will promptly deliver to each of the Representative and Underwriters’ Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith. At the request of the Representative, the Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as the Representative may reasonably request. Prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement and from time to time thereafter, at the request of the Representative, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representative may reasonably request.

(f)     Promptly from time to time, the Company will use its reasonable best efforts, in cooperation with the Representative, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Representative may reasonably request and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith (i) to qualify as a foreign corporation, (ii) to execute a general consent to service of process or (iii) subject itself to taxation in any jurisdiction where it is not otherwise so subject.

(g)     The Company will make generally available to its security holders and to the Representative as soon as practicable an earnings statement of the Company and the Subsidiaries (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(h)     During the period of 90 days from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representative, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (A) the sale of the Shares as contemplated by this Agreement, (B) issuances of securities upon the exercise, conversion or settlement of options, warrants, deferred stock units or convertible securities disclosed as outstanding in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (C) the issuance of stock options, deferred stock units or other equity-based awards not exercisable during the Lock-Up Period pursuant to the Company’s stock option, stock bonus and other stock plans or arrangements, as in effect on the date hereof in the ordinary course of business consistent with past practices. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period, other than an acceleration that would occur under the existing terms of such option or warrant. Notwithstanding the foregoing, during the Lock-Up Period, the Company may sell or issue shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to a Strategic Investor in connection with any joint venture, commercial or collaborative relationship, or the acquisition or license by the Company of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, to one or more Strategic Investors, provided that (x) the aggregate number of shares that the Company may sell or issue or agree to sell or issue to Strategic Investors shall not exceed 5.0% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and (y) the recipients thereof provide to the Representative a signed lock-up agreement substantially in the form of Exhibit B hereto. For purposes of this Section, a “Strategic Investor” shall mean a third party in the biotechnology, pharmaceutical or similar industry or an affiliate of a biotechnology, pharmaceutical or similar company, such as an affiliated investment fund.

(i)     The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit B hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule IV hereto. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(j)     During the period of two years from the Effective Date of the Registration Statement, the Company will furnish to the Representative copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to the Representative as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that the Company will be deemed to have furnished such reports, other communications, financial statements and proxy or information statements to the Representative to the extent they are filed on EDGAR or, with respect to press releases that are not filed on EDGAR, are distributed in a Regulation FD compliant manner.

(k)     The Company will use its reasonable best efforts to maintain the listing of its Common Stock (including the Shares) on The Nasdaq Capital Market (or another Nasdaq market) following the issuance of the Shares pursuant to this Agreement.

(l)     The Company will apply the net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

(m)     The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Shares, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.

(n)     If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m. (New York City time), on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(o)     The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which would reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(p)     The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Closing Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Shares.

5.     Covenant of the Underwriters. Each Underwriter, severally and not jointly, covenants and agrees with the Company that such Underwriter will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company if such Underwriter’s use of or reference to such “free writing prospectus” would require the Company to file with the Commission any “issuer information” (as defined in Rule 433 under the Securities Act).

6.     Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated (provided, however, the Company shall have no obligation to reimburse any defaulting Underwriter pursuant to Section 10 hereof, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the reasonable and documented fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities or blue sky laws as provided in Section 4(g) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification or offering and in connection with any blue sky survey; (v) all fees and expenses in connection with listing the Shares on Nasdaq and with any filings required to be made with FINRA; (vi) the costs and expenses of the Company relating to investor presentations on any Road Show undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production and distribution (including electronic) of Road Show slides and graphics, fees and expenses of any consultants engaged in connection with the Road Show presentations; (vii) any stock transfer taxes incurred in connection with this Agreement or the Offering; and (viii) the fees and expenses incident to the performance of the obligations of the Underwriters (including reasonable and documented fees, disbursements and expenses of counsel for the Underwriters) in an amount not to exceed $150,000; provided that if the Offering is not consummated or this Agreement is terminated, the Company’s obligation to reimburse the expenses under this Section 6(viii) will not exceed $75,000. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6.

7.     Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the applicable Closing Date (for purposes of this Section 7, “Closing Date” shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the performance by the Company of all of its obligations hereunder, and to each of the following additional conditions:

(a)     The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus, shall have been issued by the Commission and no proceedings therefor shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction; if the Company has elected to rely on Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m. (New York City time) on the date of this Agreement; and all necessary regulatory or stock exchange approvals shall have been received.

(b)     (i) At the Closing Date the Representative shall have received (i) the written opinion and negative assurance statement of Fox Rothschild LLP, United States counsel for the Company, and (ii) the written opinion of Pushor Mitchell LLP, Canadian counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(c)     At the Closing Date the Representative shall have received the written opinion of Cooley LLP, intellectual property counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(d)     At the Closing Date, the Representative shall have received the written opinion and negative assurance statement of Underwriters’ Counsel, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Representative, with respect to the issuance and sale of the Shares, the Registration Statement, the Pricing Disclosure Package, the Prospectus and such other matters as the Representative may require, and the Company shall have furnished to Underwriters’ Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e)     At the Closing Date the Representative shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to the Representative as to the accuracy of the representations and warranties of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsections (a) and (h) of this Section 7, and as to such other matters as the Representative may reasonably request.

(f)     At the time this Agreement is executed and at the Closing Date, the Representative shall have received a comfort letter, from Baker Tilly Virchow Krause, LLP, independent registered public auditing firm for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g)     At the time this Agreement is executed and at the Closing Date, the Representative shall have received a certificate of the Chief Financial Officer, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel, with respect to certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)     Neither the Company nor any Subsidiary shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business or properties from fire, explosion, flood, earthquake, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto); and (ii) subsequent to the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto subsequent to the date hereof) and the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term or short-term debt of the Company or the Subsidiaries or any change or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any such supplement).

(i)     As of the date of this Agreement, the Representative shall have received a duly executed lock-up agreement substantially in the form of Exhibit B hereto (a “Lock-Up Agreement”) from each person who is a director or executive officer of the Company and each shareholder and other person or entity listed on Schedule IV hereto, in each case substantially in the form attached hereto as Exhibit B.

(j)     At the Closing Date, the Shares shall have been approved for listing on The Nasdaq Capital Market, subject only to official notice of issuance.

(k)     FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the Offering of the Shares.

(l)     The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 7 shall not be satisfactory in form and substance to the Representative and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by the Representative at, or at any time prior to, any Additional Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

8.     Indemnification.

(a)     The Company shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included (A) in any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (B) in any other materials or information provided to investors by, or with the approval of, the Company in connection with the Offering, including in any Road Show for the Offering (“Marketing Materials”), or the omission or alleged omission to state in any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or in any Marketing Materials, a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in Section 22 hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b)     Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in Section 22 hereof.

(c)     Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced as a result thereof or otherwise has notice of any such action, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties hereof, then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

9.     Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters severally shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, on the one hand, and the underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate initial public offering price of the Shares as set in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each of the Underwriter’s affiliates, directors, officers, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (i) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.

10.     Underwriter Default.

(a)     If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates (the “Default Shares”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Shares that bears the same proportion of the total number of Default Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(b)     In the event that the aggregate number of Default Shares exceeds 10% of the number of Firm Shares or Additional Shares, as the case may be, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Shares on the terms contained herein. In the event that within five calendar days after such a default the Representative does not arrange for the purchase of the Default Shares as provided in this Section 10, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 6, 8, 9, 11 and 12(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c)     In the event that any Default Shares are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

11.     Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 6, 8, 9, 11, 12 and 18 hereof shall survive any termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

12.     Effective Date of Agreement; Termination.

(a)     This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)     The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Underwriters to purchase the Additional Shares at any time prior to any Additional Closing Date, as the case may be, if, at or after the Applicable Time, (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on The New York Stock Exchange (“NYSE”) or Nasdaq shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or Nasdaq or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus; or (v) any of the events described in Sections 7(g) shall have occurred or the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

(c)     Any notice of termination pursuant to this Section 12 shall be in writing.

(d)     If this Agreement shall be terminated pursuant to any of the provisions hereof, the Company will, subject to demand by the Representative, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable and documented fees and expenses of their counsel, subject to the $75,000 limitation set forth in Section 6 above), incurred by the Underwriters in connection herewith; provided, however, that (i) in the event of a termination pursuant to Section 10 hereof, only the non-defaulting Underwriters shall be entitled to receive such reimbursement; and (ii) if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, then such reimbursement shall be subject to the $150,000 limitation set forth in Section 6 above.

13.     Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of personnel in their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by personnel in such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.     No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein and (f) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15.     Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.     Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a)     if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Fax (212) 658-9689, Attention: Head of Equity Capital Markets, with copies to the General Counsel and Underwriter’s Counsel at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, Attention: William Hicks, Esq.;

(b)     if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company at DiaMedica Therapeutics Inc., Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447, Attention: Chief Executive Officer, with a copy to its counsel, Fox Rothschild LLP, Campbell Mithun Tower, Suite 2000, 222 South Ninth Street, Minneapolis, Minnesota 55402, Attention: Amy E. Culbert; provided, however, that any notice to an Underwriter pursuant to Section 8 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to Guggenheim Securities, which address will be supplied to any other party hereto by Guggenheim Securities upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

17.     Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, affiliates, directors, officers, employees and agents referred to in Section 8 and Section 9 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

18.     Governing Law and Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York located in the City and County of New York, Borough of Manhattan or any federal courts of the United States of America located in the City and County of New York, Borough of Manhattan for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

19.     Waiver of Immunities. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set off or counterclaim, from the jurisdiction of any Canadian, New York State or U.S. federal court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

20.     Foreign Taxes. All payments by the Company to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by the provinces of Canada or any other jurisdiction in which the Company has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of an Underwriter having some connection with the provinces of Canada other than its participation as a Underwriter hereunder, and (ii) any income, franchise or other similar tax on the overall net income of any Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York (all such non-excluded taxes, “Foreign Taxes”). If any Foreign Taxes are payable with respect to payments by the Company to the Underwriters hereunder, then amounts payable under this Agreement shall be increased to such amount as is necessary to yield to the Underwriters an amount which, after withholding, deduction, or other payment on account of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

21.     Judgment Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

22.     Underwriters’ Information. The parties acknowledge and agree that, for purposes of Sections 1(c), 1(d) and 8(a) hereof, the information provided by or on behalf of any Underwriter consists solely of the material included under the captions: “Underwriting—Commissions and Discounts; Expenses” (concerning the selling concession amount) in the Prospectus, the [first three] paragraphs under the caption “Underwriting—Price Stabilization and Short Positions” in the Prospectus and the paragraph under the caption “Underwriting—Passive Market Making” in the Prospectus.

23.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

24.     Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

25.     Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[Signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

DIAMEDICA THERAPEUTICS INC.

By: /s/ Rick Pauls

Name: Rick Pauls

Title: President and Chief Executive Officer

Accepted as of the date first above written

GUGGENHEIM SECURITIES, LLC

By: /s/ Ronald Gerber

Name: Ronald Gerber

Title: Senior Managing Director

On behalf of itself and the other Underwriters named in Schedule I hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Additional Shares to be Purchased if Option is Fully Exercised
Guggenheim Securities, LLC	3,100,000	465,000
Craig-Hallum Capital Group LLC	600,000	90,000
National Securities Corporation	300,000	45,000
Total	4,000,000	600,000

Schedule I

SCHEDULE II

Issuer Free Writing Prospectuses included in the Pricing Disclosure Package

None.

Schedule II

SCHEDULE III

1.	The Company is selling 4,000,000 shares of Common Stock.

2.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 600,000 shares of Common Stock.

3.	The public offering price per share of Common Stock shall be $5.00.

Schedule III

SCHEDULE IV

Parties executing Lock-Up Agreements

1.	Rick Pauls (President and Chief Executive Officer, Director)
2.	Scott Kellen (Chief Financial Officer and Secretary)
3.	Harry Alcorn, Pharm.D. (Chief Medical Officer)
4.	Sydney Gilman, Ph.D. (VP, Regulatory Affairs)
5.	Richard Pilnik (Chairman of the Board)
6.	Michael Giuffre, M.D. (Director)
7.	James Parsons (Director)

Schedule IV

EXHIBIT A

Subsidiaries

1.	DiaMedica USA Inc., a Delaware corporation

2.	DiaMedica Australia Pty Ltd., an Australian company

Exhibit A

EXHIBIT B

Form of Lock-Up Agreement

Date: __________________

GUGGENHEIM SECURITIES LLC

As Representative of the several

Underwriters named in Schedule I to the Underwriting Agreement

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

As an inducement to Guggenheim Securities LLC to execute an underwriting agreement (the “Underwriting Agreement”) in its capacity as representative for the several underwriters named in Schedule I thereto (the “Representative”) providing for a public offering (the “Offering”) of voting common shares, without par value (the “Common Shares”), or other securities, of DiaMedica Therapeutics Inc., a company organized under the laws of British Columbia, Canada, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of the Representative during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Shares (including without limitation, Common Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option, warrant or other convertible security) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to or derives any significant part of its value from such securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue until and include the date ninety (90) days after the date of the final prospectus used to sell the Common Shares (or other securities) in the Offering pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) as distributions of Common Shares or any security convertible into or exercisable for Common Shares to limited partners, limited liability company members or stockholders of the undersigned, (iv) if the undersigned is a trust, to the beneficiary of such trust, (v) by testate succession or intestate succession, or (vi) pursuant to the Underwriting Agreement; provided, in the case of clauses (i) through (v), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided that such restrictions shall apply to any of the Undersigned’s Securities issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Common Shares if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company notifies the Representative that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares (or other securities) to be sold thereunder, or (iii) the Offering is not completed by September 30, 2020.

The undersigned understands that the Representative is entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[The remainder of this page has intentionally been left blank.]

Very truly yours,

Printed Name of Holder

Signature

Printed Name and Title of Person Signing

(if signing as custodian, trustee or on behalf of an entity)

B-4